UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-1

REGISTRATION STATEMENT

Under the Securities Act of 1933

DIXIE FOODS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

FLORIDA	333-170662	80-0608195
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

115 N.E. 6TH BLVD

WILLISTON, FL 32696

(800) 366-5174

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

__________________

ROBERT E. JORDAN

115 N.E. 6TH BLVD

WILLISTON, FL 32696

954-792-0067

(Name, address, including zip code, and telephone number, including area code, of agent for service)

__________________

COPIES TO:

JOEL BERNSTEIN, ESQ.

2666 TIGERTAIL AVENUE, SUITE 104

MIAMI, FL 33133

305-409-4500

FAX: 786-513-8522

__________________

Approximate date of commencement of proposed sale to the public: Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

The registration fee was previously calculated and paid in connection with the initial filing of the Registration Statement on November 17, 2010.

This post-effective amendment will become effective on such date as the Commission may determine under Section 8(c) of the Securities Act of 1933.

DEREGISTRATION OF SECURITIES

The offering set forth in this registration statement has been terminated. 4,710 shares of series A convertible preferred stock and 471,000 shares of common stock were sold in the offering. The registrant is filing this post-effective amendment to remove from registration the shares of series A convertible preferred stock and common stock which were registered but not sold in the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Williston, State of Florida on May 7, 2012

Dixie Foods International, Inc.

By: /s/ Robert E. Jordan

Robert E. Jordan

President

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Robert E. Jordan	President (principal executive	May 7, 2012
Robert E. Jordan	officer and principal accounting
and financial officer) and director

/s/ Anthony Q. Joffe*	Vice President, Director	May 7, 2012
Anthony Q. Joffe

/s/ Robert M. Snibbe, Jr.*	Director	May 7, 2012
Robert M. Snibbe, Jr.

/s/ Robert P. Bova*	Director	May 7, 2012
Robert P. Bova

/s/ Steven Silberman*	Director	May 7, 2012
Steven Silberman

* By Robert E. Jordan

   Attorney-in-fact